                                                                  Exhibit 99

[Logo]
ENGINEERED SUPPORT SYSTEMS, INC. -------------------------------------------
                                   201 Evans Lane * St. Louis, MO 63121-1126


For further information, please contact
Gary C. Gerhardt
(314) 553-4982


                       ENGINEERED SUPPORT POSTS RECORD
                   FOURTH QUARTER AND FISCAL 2003 RESULTS;
            INCREASES FISCAL 2004 REVENUE AND EARNINGS FORECASTS


     o   QUARTERLY REVENUES UP 44% TO $170.3 MILLION

     o QUARTERLY NET EARNINGS FROM CONTINUING OPERATIONS ADVANCE 69% TO $13.9 MILLION

     o FOURTH QUARTER EPS FROM CONTINUING OPERATIONS UP 58% TO $.52 VS. $.33 IN 2002 ON SPLIT-ADJUSTED BASIS

     o   RECORD YEAR-END CONTRACT BACKLOG OF NEARLY $1.5 BILLION

         ST. LOUIS, MO. - DECEMBER 9, 2003 - ENGINEERED SUPPORT SYSTEMS, INC. (Nasdaq: EASI) reported record net earnings from continuing operations of $13.9 million, or $.52 per diluted share, for the quarter ended October 31, 2003 compared to $8.3 million, or $.33 per diluted share, for the same period last year. All earnings per share figures reflect a 3-for-2 stock split effective October 31, 2003. Net revenues also set a quarterly record at $170.3 million, up 44% over the $118.3 million for the fourth quarter of last year. The significant growth in quarterly revenues was primarily attributable to contributions from two of the Company's more recent acquisitions, Technical and Management Services Corporation (TAMSCO) and Radian Inc. (Radian). TAMSCO, acquired May 1, 2003, contributed $35.5 million in net revenues during the current quarter, while Radian, purchased in the third quarter of the prior year, generated an additional $16.6 million in organic revenue growth during the fourth quarter, according to JERRY DANIELS, VICE CHAIRMAN AND CEO.

Fourth quarter operating income from continuing operations of a record $23.2 million was 61% above the $14.4 million reported for the same quarter in the prior year. As a percentage of net revenues, operating income from continuing operations was 13.6% for the current quarter as compared to 12.2% for the fourth quarter of fiscal 2002. Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the current quarter climbed 53% to a record $25.5 million, or 15.0% of net revenues, for the current quarter.

Net income from continuing operations for the fourth quarter advanced 69% to a record $13.9 million (8.2% of net revenues) compared to $8.3 million (7.0% of net revenues) last year. Significantly higher net revenues and improved contract gross margins contributed to the strong improvement in reported results.

Daniels commented, "Once again this quarter, our financial performance was exceptional, posting record revenue and earnings levels. Significant contributions were made by several of our recently acquired companies, particularly TAMSCO, added at the beginning of the third quarter this year.

We also attained notable organic growth in defense and homeland security programs at both Radian and UPSI, each purchased during 2002. At our previously existing business units we earned higher profits on several ongoing defense programs during the quarter as our consolidated gross margin improved by 180 basis points as compared to the fourth quarter of last year. Lean manufacturing initiatives as well as the implementation of our highly successful facility rationalization project have shown significant positive impact on profit levels."

O        FISCAL 2003 REVENUES UP 40% TO $572.7 MILLION

O        NET EARNINGS FROM CONTINUING OPERATIONS GREW 56% TO $43.3 MILLION
         FOR YEAR

O        SPLIT-ADJUSTED FISCAL 2003 EPS FROM CONTINUING OPERATIONS UP 47% TO
         $1.68

O        FORECASTS 40%+ NET EARNINGS GROWTH FOR 2004

For the year ended October 31, 2003, net revenues grew by 40% to a record $572.7 million compared to $407.9 million last year. Fiscal 2003 operating income from continuing operations of $72.5 million and EBITDA of $81.4 million progressed by 49% and 46%, respectively, over fiscal 2002 levels. Net income for the year totaled a record $43.4 million, or $1.68 per diluted share, compared to $23.5 million, or $0.97 per diluted share, for fiscal 2002. Certain costs associated with the Company's disposition of its former Plastic Products segment which was disposed of during fiscal 2003 are included in both periods as a discontinued operation.

Reflecting its outstanding earnings performance, the Company generated record free cash flow (cash flow from operations less capital expenditures) of approximately $55 million during fiscal 2003 as compared to the reported $52 million last year. Significantly higher earnings and management of working capital levels were responsible for continuing this positive trend. Despite using over $100 million to complete several acquisitions during the year, net bank debt at October 31, 2003 stands at $70.3 million compared to $50.2 million one year ago. Readily available capital and a debt-to-equity ratio of 0.36 affords the Company ample room with which to pursue additional accretive business growth via acquisition or internal investment.

Daniels commented, "The team posted yet another record year in terms of revenues, operating profit and net earnings - making this the eleventh year in succession of year-over-year growth. Net revenues approached $600 million in 2003 while earnings and margins continued their impressive track record. Synergistic acquisitions certainly have played a major role in our success, but, of a more enduring impact are the collective capabilities and personnel of our assembled business organization. Our people are what make the difference in the marketplace and by continuing to work together we will continue to reach new heights."

BUSINESS SEGMENT RESULTS

During the fourth quarter, the Company combined its three previously reported business segments -- Light Military Support Equipment, Heavy Military Support Equipment and Electronics & Automation Systems - into two new segments which more closely match how it organizes and manages its business. These two new segments, Support Systems and Support Services, essentially breakdown Engineered Support's operations between the design and production of manufactured products and the delivery of services to its military and homeland security customers. See Exhibit I.

The Support Services group is now comprised of Radian Inc., Technical and Management Services Corporation (TAMSCO) and ESSIbuy.com, Inc. The results of these subsidiaries had previously been reported within the former Light Military Support Equipment segment. In conjunction with this reorganization, Nicholas R. Innerbichler, co-founder of TAMSCO and a former senior consultant to Engineered Support Systems, has been named Group President - Support Services. Daniel A. Rodrigues will continue as head of the Support Systems Group which comprises the remainder of the Company's operating subsidiaries.

For the current quarter, the Support Systems segment reported net revenues of $99.4 million compared to $98.2 million for the same period in the prior year. Its results reflect the inclusion of approximately $1.5 million in revenues from Engineered Environments Inc. (EEi) since its acquisition on September 24, 2003. Excluding EEi, the segment showed revenue gains on several defense programs related to heightened U.S. military operations, in particular the Field Deployable Environmental Control Unit, which were offset by declines in contract revenues for the Tunner 60-K Cargo Loader and the M1000 Heavy Equipment Transporter as compared to the prior year. Quarterly operating income for the segment climbed to $18.0 million (18.1% of segment revenues) compared to $13.4 million (or 13.6% of segment revenues) last year. Improved contract gross margins on certain programs, savings related to facility rationalizations as well as a modification in the allocation of corporate overhead costs to the segment stemming from the emergence of the Support Services segment during the current period contributed.

Net revenues of the Support Services segment climbed to $72.5 million compared to $20.1 million for the fourth quarter of 2002, principally due the inclusion of results from TAMSCO ($35.5 million in revenues) and incremental revenues of Radian's operations totaling $16.6 million for the period. Radian experienced marked revenue growth on the DPGDS program supported by robust order flow throughout the year as program revenues reached nearly $24 million for the fourth quarter. Radian also saw stronger business in the security systems area as compared to the prior year. These trends combined to drive organic revenue growth for the Support Services segment in excess of 84% during the quarter. Supported by higher revenues, segment operating income totaled $5.2 million in the current period (or 7.2% of segment revenues) compared to $1.0 million (5.1% of segment revenues) last year.

ENTERED ORDERS AND BACKLOG

Entered orders for 2003 totaled a record $658 million, or 55% above the level of the prior year. This does include contributions from the TAMSCO and EEi acquisitions since their respective acquisition dates of approximately $72 million, but sizeable increases in customer demand for several support equipment and electronics programs throughout the year also played a major role.

Based upon higher military and homeland security spending spurred by protracted military activities abroad, solid defense order flow for Engineered Support products and services is expected to continue throughout 2004 and beyond.

Year-end funded contract backlog increased 52% to a record $533.4 million due to strong order flow and the inclusion of TAMSCO. Total contract backlog, including unfunded production options on existing contracts, of a record nearly $1.5 billion, was 19% above the total backlog at the end of last year.

OUTLOOK FOR 2004

Daniels concluded, "Based upon our record contract backlog and anticipated entered orders over the coming months, we expect 2004 revenues to advance approximately 30% to between the $740 million and $750 million level, excluding any potential acquisitions. The significant increase above our previously forecasted revenue estimate for 2004 announced at the end of the third quarter reflects both the impact of recently completed acquisitions - Engineered Environments and Pivotal Power as well as several major contract wins. The receipt last month of a nearly $60 million subcontract for the MSTAR radar system being used for base perimeter security applications and other positive developments related to ongoing and new programs bode well for a great year. As a result of this revised revenue forecast, we expect fiscal 2004 earnings per share to advance in excess of 40% to between $2.40 and $2.45 per share."

In conjunction with this release, Engineered Support Systems will host a conference call, which will be simulcast over the Internet. Michael F. Shanahan, Sr., Chairman, Gerald E. Daniels, Vice Chairman and CEO, Gerald A. Potthoff, President and COO, and Gary C. Gerhardt, Vice Chairman-Administration and CFO, will host the call, which is scheduled for today, December 9, 2003 at 11 a.m. EST. Listeners can access the conference call live and archived over the Internet via the Company's website at http://www.engineeredsupport.com.

Engineered Support Systems, Inc. is a diversified supplier of high-tech, integrated military electronics, support equipment and logistics services for all branches of America's armed forces and certain foreign militaries. The Company also serves a variety of industrial customers. For additional information about Engineered Support Systems, please visit the Company's website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. Important factors which could cause the Company's actual results to differ materially from those projected in, or inferred by, forward-looking statements include, but are not limited to, the following: the decision of any of the Company's key customers, including the U.S. government, to reduce or terminate orders with the Company; cutbacks in defense spending by the U.S. government; increased competition in the Company's markets; the Company's ability to achieve and integrate acquisitions; and other risks discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

                                      ENGINEERED SUPPORT SYSTEMS, INC.
                                           SUMMARY FINANCIAL DATA
                                  (In thousands, except per share amounts)

                                               THREE MONTHS ENDED                       YEAR ENDED
                                                   OCTOBER 31                           OCTOBER 31
                                          ----------------------------        -----------------------------
                                              2003              2002              2003              2002
                                              ----              ----              ----               ---
                                                  (UNAUDITED)

Net Revenues from
  Continuing Operations                   $   170,312       $   118,280       $   572,701       $   407,945
                                          ===========       ===========       ===========       ===========

EBITDA from
   Continuing Operations*                 $    25,495       $    16,685       $    81,430       $    55,630

Depreciation and Amortization                   2,250             2,276             8,961             7,038
                                          -----------       -----------       -----------       -----------

Operating Income from
   Continuing Operations                  $    23,245       $    14,409       $    72,469       $    48,592
                                          ===========       ===========       ===========       ===========

Net Income from
   Continuing Operations                  $    13,947       $     8,267       $    43,283       $    27,666

Net Income (Loss) from
   Discontinued Operations                       (169)             (209)              125            (4,133)
                                          -----------       -----------       -----------       -----------

Net Income                                $    13,778       $     8,058       $    43,408       $    23,533
                                          ===========       ===========       ===========       ===========

Earnings per Share:
   Basic - Continuing Operations          $      0.57       $      0.35       $      1.79       $      1.18
   Basic - Discontinued Operations              (0.01)            (0.01)                              (0.17)
                                          -----------       -----------       -----------       -----------
   Basic - Total                          $      0.56       $      0.34       $      1.79       $      1.01
                                          ===========       ===========       ===========       ===========

   Diluted - Continuing Operations        $      0.52       $      0.33       $      1.68       $      1.14
   Diluted - Discontinued Operations            (0.01)            (0.01)                              (0.17)
                                          -----------       -----------       -----------       -----------
   Diluted - Total                        $      0.51       $      0.32       $      1.68       $      0.97
                                          ===========       ===========       ===========       ===========

* Earnings before interest, income taxes, depreciation and amortization.


                                           October 31        October 31
                                              2003              2002
                                          -----------       -----------

Funded Backlog of Orders                  $   533,439       $   350,063

Options on Existing Orders                    922,735           868,643
                                          -----------       -----------
                                          $ 1,456,174       $ 1,218,706
                                          ===========       ===========


                                ENGINEERED SUPPORT SYSTEMS, INC.
                                     SUMMARY FINANCIAL DATA
                            (In thousands, except per share amounts)

                                     THREE MONTHS ENDED                      YEAR ENDED
                                         OCTOBER 31                          OCTOBER 31
                                 ---------------------------         ---------------------------
                                    2003              2002              2003              2002
                                    ----              ----              ----              ----
                                         (UNAUDITED)

EBITDA from
   Continuing Operations*        $  25,495         $  16,685         $  81,430         $  55,630

Interest Expense, Net                 (515)             (856)           (1,660)           (3,239)

Income Tax Provision                (8,913)           (5,289)          (27,673)          (17,694)

Net Decrease
   in Working Capital
   and Other Assets                (12,182)            6,197            13,723            20,514
                                 ---------         ---------         ---------         ---------

Net Cash Provided by
   Continuing Operations         $   3,885         $  16,737         $  65,820         $  55,211
                                 =========         =========         =========         =========



* Earnings before interest, income taxes, depreciation and amortization.

                                                  ENGINEERED SUPPORT SYSTEMS, INC.
                                            CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      THREE MONTHS ENDED                            YEAR ENDED
                                                          OCTOBER 31                                OCTOBER 31
                                                --------------------------                     --------------------
                                                   2003            2002        % CHANGE        2003            2002        % CHANGE
                                                   ----            ----        --------        ----            ----        --------
                                                        (UNAUDITED)
Net revenues                                     $ 170,312       $ 118,280       44.0%       $ 572,701       $ 407,945       40.4%
Cost of revenues                                   127,343          90,567       40.6%         434,642         312,767       39.0%
                                                 ---------       ---------                   ---------       ---------
Gross profit                                        42,969          27,713       55.0%         138,059          95,178       45.1%
Selling, general and administrative expense         19,608          13,304       47.4%          63,832          45,145       41.4%
Restructuring expense                                  116                                       1,758           1,441
                                                 ---------       ---------                   ---------       ---------
Operating income from continuing operations         23,245          14,409       61.3%          72,469          48,592       49.1%
Interest expense, net                                 (515)           (856)     -39.8%          (1,660)         (3,239)     -48.7%
Gain on sale of assets                                 130               3                         147               7
                                                 ---------       ---------                   ---------       ---------
Income from continuing operations                   22,860          13,556       68.6%          70,956          45,360       56.4%
Income tax provision                                 8,913           5,289       68.5%          27,673          17,694       56.4%
                                                 ---------       ---------                   ---------       ---------
Net income from continuing operations               13,947           8,267       68.7%          43,283          27,666       56.4%
Discontinued operations:
   Income from discontinued
     operations, net of income tax                                     476                         294              49
   Loss on disposal, net
     of income tax                                    (169)           (685)                       (169)         (4,182)
                                                 ---------       ---------                   ---------       ---------
Net income                                       $  13,778       $   8,058       71.0%       $  43,408       $  23,533       84.5%
                                                 =========       =========                   =========       =========

Basic earnings per share (1):
   Continuing operations                         $    0.57       $    0.35       62.9%       $    1.79       $    1.18       51.7%
   Discontinued operations:
       Income                                                         0.02                        0.01
       Loss on disposal                              (0.01)          (0.03)                      (0.01)          (0.17)
                                                 ---------       ---------                   ---------       ---------
   Total                                         $    0.56       $    0.34       64.7%       $    1.79       $    1.01       77.2%
                                                 =========       =========                   =========       =========

Diluted earnings per share (1):
   Continuing operations                         $    0.52       $    0.33       57.6%       $    1.68       $    1.14       47.4%
   Discontinued operations:
       Income                                                         0.02                        0.01
       Loss on disposal                              (0.01)          (0.03)                      (0.01)          (0.17)
                                                 ---------       ---------                   ---------       ---------
   Total                                         $    0.51       $    0.32       59.4%       $    1.68       $    0.97       73.2%
                                                 =========       =========                   =========       =========

Weighted average common shares outstanding (1):
   Basic                                            24,567          23,694        3.7%          24,203          23,373        3.6%
                                                 =========       =========                   =========       =========
   Diluted                                          26,771          24,938        7.4%          25,838          24,314        6.3%
                                                 =========       =========                   =========       =========

(1)   All share and per share amounts have been adjusted to reflect a 3-for-2 stock split as of
      October 31, 2002 and a 3-for-2 stock split as of October 31, 2003.

                                                  ENGINEERED SUPPORT SYSTEMS, INC.
                                                      BUSINESS SEGMENT RESULTS
                                                           (IN THOUSANDS)

                                                   THREE MONTHS ENDED                               YEAR ENDED
                                                       OCTOBER 31                                   OCTOBER 31
                                               -------------------------                    -------------------------
                                                  2003            2002       % CHANGE          2003            2002        % CHANGE
                                                  ----            ----       --------          ----            ----        --------
                                                      (UNAUDITED)                                   (UNAUDITED)

NET REVENUES:

Support Systems                                $  99,358       $  98,244         1.1%       $ 389,301       $ 374,428         4.0%

Support Services                                  72,503          20,096       260.8%         188,344          33,742       458.2%

Intersegment Revenues                             (1,549)            (60)                      (4,944)           (225)
                                               ---------       ---------                    ---------       ---------

   Total                                       $ 170,312       $ 118,280        44.0%       $ 572,701       $ 407,945        40.4%
                                               =========       =========                    =========       =========


OPERATING INCOME FROM CONTINUING OPERATIONS:

Support Systems                                $  18,002       $  13,377        34.6%       $  54,053       $  48,015        12.6%

Support Services                                   5,243           1,032       408.0%          18,416             577
                                               ---------       ---------                    ---------       ---------

                                                  23,245          14,409        61.3%          72,469          48,592        49.1%

Interest expense, net                               (515)           (856)      -39.8%          (1,660)         (3,239)      -48.7%

Gain on sale of assets                               130               3                          147               7
                                               ---------       ---------                    ---------       ---------

Income from continuing
  operations before income taxes               $  22,860       $  13,556        68.6%       $  70,956       $  45,360        56.4%
                                               =========       =========                    =========       =========

                              ENGINEERED SUPPORT SYSTEMS, INC.
                            CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (IN THOUSANDS)

                                                              OCTOBER 31          OCTOBER 31
                                                                 2003                2002
                                                                 ----                ----
ASSETS
Current Assets:
  Cash and cash equivalents                                   $    2,880          $    4,793
  Accounts receivable                                             90,805              47,407
  Contracts in process and inventories                            50,959              42,182
  Deferred income taxes                                            5,939               6,660
  Other current assets                                             4,772               5,010
  Current assets of discontinued operations                                           10,079
                                                              ----------          ----------
          Total current assets                                   155,355             116,131

Property, plant and equipment                                     50,262              43,105
Goodwill                                                         191,332             103,444
Deferred income taxes                                                                  6,885
Other assets                                                      22,352              19,274
Long-term assets of discontinued operations                                            1,308
                                                              ----------          ----------
          Total Assets                                        $  419,301          $  290,147
                                                              ==========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                               $   73,100          $   13,000
  Current maturities of long-term debt                                90              21,000
  Accounts payable                                                48,609              28,439
  Other current liabilities                                       62,762              32,323
  Current liabilities of discontinued operations                                       3,793
                                                              ----------          ----------
          Total current liabilities                              184,561              98,555

Long-term debt                                                                        21,000
Other liabilities                                                 37,573              35,735
Shareholders' Equity                                             197,167             134,857
                                                              ----------          ----------
          Total Liabilities and Shareholders' Equity          $  419,301          $  290,147
                                                              ==========          ==========



                                                                   EXHIBIT I

REPORTING SEGMENT RE-ORGANIZATION

  I.   RATIONALE
       ---------

       With the Company's entry into the services area through the acquisitions of Radian and TAMSCO, the emergence of its internal logistics support capabilities and the continuing rationalization of its business, the Company has reorganized into two distinct business segments versus the previous three segments. The Company has appointed Group Presidents to manage each segment and has begun reporting financial information in this new manner commencing with this report. The new reporting structure reflects how the Company's business is managed and how resources are allocated. It is logical, more expedient, efficient and may ultimately reduce costs of administration.

 II.   NEW STRUCTURE
       -------------

       Support Systems                                        Support Services
       ---------------                                        ----------------

       Systems & Electronics Inc.                             ESSIbuy.com, Inc.
       Keco Industries, Inc.                                  Radian Inc.
       Fermont                                                Technical and Management Services
       Engineered Air Systems, Inc.                             Corp.
       Marlo Coil
       Universal Power Systems, Inc.
       Engineered Environments Inc. (acquired Sept. 24, 2003)
       Pivitol Power Inc. (acquired Dec. 5, 2003)

III.   PRIOR STRUCTURE
       ---------

       Light Military Support Equipment
       --------------------------------

       Keco Industries, Inc.
       Fermont
       Engineered Air Systems, Inc.
       Marlo Coil
       Universal Power Systems, Inc.
       Engineered Environments Inc.
       ESSIbuy.com, Inc.
       Radian Inc.
       Technical and Management Services Corp.

       Heavy Military Support Equipment
       --------------------------------

       Systems & Electronics Inc.

       Electronics and Automation Systems
       ----------------------------------

       Systems & Electronics Inc.

                                   *  *  *  *